UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2025

CAMP4 THERAPEUTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-42365	81-1152476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 1400 West, 3rd Floor Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code): (617) 651-8867
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CAMP	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Securities Purchase Agreement
On September 9, 2025, CAMP4 Therapeutics Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named therein (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company agreed to sell to the Investors, in up to two closings in a private placement transaction (the “Private Placement”).
The initial closing of the Private Placement is anticipated to occur on or about September 11, 2025 (the “Initial Closing”), subject to customary closing conditions. At the Initial Closing, the Company has agreed to issue and sell 26,681,053 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an offering price of $1.53 per Share (the “Share Price”) and, in lieu of Common Stock to certain Investors, pre-funded warrants to purchase 6,003,758 shares of Common Stock (the “Warrant Shares” and, together with the Shares, the “Securities”) at an offering price of $1.5299 per pre-funded warrant (the “Pre-Funded Warrant Price”). At the Initial Closing, the Company will issue and sell to certain members of management, including the Company’s CEO Josh Mandel-Brehm, the Company’s CFO Kelly Gold, the Company’s CMO Yuri Maricich, and the Company’s co-founders Richard Young, who also serves as a director on the Company’s Board of Directors (the “Board”) and Leonard Zon, who serves as a Board observer, an additional 36,361 Shares at a purchase price of $1.65 per share, for gross proceeds to the Company of approximately $50.1 million, before deducting placement agent fees and other expenses.
Pursuant to the Purchase Agreement, subject to the occurrence of the Second Closing Trigger (defined below), the Investors have agreed to purchase at a closing (the “Second Closing”) up to 32,721,172 Shares or pre-funded warrants in lieu thereof at a purchase price per Share and pre-funded warrant equal to the Share Price and the Pre-Funded Warrant Price, respectively, and members of management have agreed to an additional 39,306 Shares at a purchase price of $1.65 per share, for gross proceeds to the Company of up to approximately $50.1 million. The Second Closing Trigger shall occur upon (i) the achievement of the first acceptance or clearance by a drug regulatory agency of a clinical trial application or similar filing submitted by the Company to commence a clinical trial in human subjects involving the administration of the Company’s development candidate for the treatment of SYNGAP1-related disorders, or the time at which the Company is otherwise authorized under applicable law in such country or jurisdiction to commence such clinical trial (the “CTA Milestone”), and (ii) either (a) the achievement of a volume weighted average price per share of equal to or greater than $7.50 (subject to appropriate, proportional adjustment for any stock splits or combinations of the Common Stock occurring after the date of the Purchase Agreement) measured during any 10 consecutive trading days during the 30 trading days following the date of the Company’s first announcement via a press release or Current Report on Form 8-K of the occurrence of the CTA Milestone (such period the “Measurement Period” and such price threshold requirement, the “Price Threshold”) or (b) the Company’s receipt of a written notice signed by the Investors holding a majority of the Securities outstanding from time to time and delivered to the Company during the Measurement Period that waives the Price Threshold for purposes of the Second Closing (the achievement or occurrence of (i) and (ii) are collectively, the “Second Closing Trigger”). In the event the Milestone Closing Trigger occurs as a result of a Price Threshold Waiver, only the waiving Investors will be obligated to purchase Shares or pre-funded warrants at the Milestone Closing.
The pre-funded warrants will have an exercise price of $0.0001 per Warrant Share, subject to customary adjustments, and will be exercisable at any time after original issuance and will not expire until exercised in full. The pre-funded warrants will also be exercisable on a net exercise “cashless” basis. The pre-funded warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%.
The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the

Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.
Registration Rights Agreement
In connection with the Private Placement, the Company has agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors at the Initial Closing, pursuant to which the Company will agree to prepare and file, within 60 days of the Initial Closing and subject to certain allowable delays, an initial registration statement (the “Initial Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the Shares and, as applicable, the Warrant Shares in connection with the Initial Closing. If applicable, within 30 days of the Second Closing and subject to certain allowable delays, the Company will prepare and file a second registration statement (the “Second Registration Statement”) with the SEC to register for resale the Shares and, as applicable, the Warrant Shares, in each case that were issued in connection with the Second Closing. The Company will use reasonable best efforts to cause the Initial Registration Statement or any Second Registration Statement and any amendments to promptly become effective, but in no event later than the earlier of (i) the 75th calendar day following the Initial Registration Statement or any Second Registration Statement filing date and (ii) the fifth business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement or any Second Registration Statement, as applicable, will not be “reviewed” or will not be subject to further review.
The Company shall use reasonable best efforts to keep the Initial Registration Statement or any Second Registration Statement, as applicable, continuously effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investors of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (i) the date on which the Investors shall have resold all the Registrable Securities covered thereby; and (ii) the date on which the Registrable Securities may be resold by the Investors without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 as promulgated by the SEC under the Securities Act (“Rule 144”), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect. Certain cash penalties will apply to the Company in the event of registration failures, as described in the Registration Rights Agreement. The Company has granted the Purchasers customary indemnification rights in connection with the Registration Rights Agreement. The Purchasers have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.
The foregoing summaries of the pre-funded warrants, the Purchase Agreement, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the form of pre-funded warrant, the form of Purchase Agreement, the form of Registration Rights Agreement, which are filed with this report as Exhibits 4.1, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.
The disclosure regarding the securities to be sold and issued under the Purchase Agreement set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.
The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the Investors provided representations appropriate for a private placement of securities. Restrictive legends will be affixed to the securities issued in the Private Placement.
Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On September 9, 2025, each of James Boylan, Ravi Thadhani, M.D., and Paula Ragan, Ph.D. notified the Company’s board of directors (the “Board”) of their resignation as members of the Board, in each case, effective on that same date.

Item 7.01 Regulation FD Disclosure.
On September 10, 2025, the Company issued a press release announcing the Private Placement, the appointment of Douglas Williams, PhD as Chair of the Board, and effective October 1, 2025, the elevation of Daniel Tardiff, PhD to the role of Chief Scientific Officer of the Company. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Form of pre-funded warrant.
10.1	Securities Purchase Agreement, dated September 9, 2025, by and among the Company and the Investors.
10.2	Registration Rights Agreement, dated September 9, 2025, by and among the Company and the Investors.
99.1	Press release issued by CAMP4 Therapeutics Corporation on September 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMP4 THERAPEUTICS CORPORATION

By:	/s/ Josh Mandel-Brehm
Name: Josh Mandel-Brehm
Title: President and Chief Executive Officer
Date: September 10, 2025